Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BioTime, Inc.
6121 Hollis Street
Emeryville, CA
We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (Nos. 333-109442 and 333-128083), Form S-3 (No. 333-99205) and Form S-8 (Nos. 33-56766, 33-88968, 333-30603, 333-101651, and 333-122844) of BioTime, Inc. of our report dated March 31, 2006, except for Note 1 and Note 13, which are as of April 13, 2006, relating to the consolidated financial statements which appears in this Form 10-K
BDO Seidman, LLP
San Francisco, California
April 13, 2006